UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
August 18, 2010

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Grant of Performance Based Restricted Stock Awards Under the Amended and Restated Frozen Food Express Industries, Inc. Amended and Restated 2005 Stock Incentive Plan

On August 18, 2010, the Board of Directors of Frozen Food Express Industries, Inc. (the “Company”) approved grants of performance based restricted stock under the Company’s Amended and Restated Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) to each of S. Russell Stubbs, President; John T. Hickerson; Chief Operating Officer; and John R. McManama, Chief Financial Officer.  Each award sets forth a target number of shares of restricted stock as follows:  Mr. Stubbs – 24,100 shares, Mr. Hickerson – 16,500 shares, and Mr. McManama – 11,300 shares.  Each participant is eligible to receive between 0% and 150% of such target amount based upon the rank of the Company’s diluted earnings per share relative to certain peer companies set forth in the performance based restricted stock award agreement (each, a “Restricted Stock Agreement”).  For purposes of the Restricted Stock Agreement, the diluted earnings per share of the Company and each peer company of the performance period designated in the Restricted Stock Agreement is calculated by dividing the net income of the applicable entity by the sum of the weighted average number of common shares outstanding for such entity plus all additional common shares that would have been outstanding if potentially dilutive common shares related to stock options and other dilutive securities had been issued using the treasury stock method in conformity with generally accepted accounting principles in the United States.

The percentage of the target amount of restricted stock awarded to the participant is determined as follows:

If the Company’s Diluted Earnings per Share Over the Performance Period as Compared to the Peer Companies	Percentage of Target Incentive Payable to the Participant
is at the 75th percentile or higher	150%
is at the median	100%
is at the 25th percentile	50%
is below the 25th percentile	0%

The participant’s restricted stock award is interpolated for performance between the 25 percentile and the median and the median and the 75th percentile.  No performance award will be payable unless the Company has positive diluted earnings per share for the performance period.  The restricted stock awards vest over a three-year period, one-third on each anniversary of the date granted.  A copy of the form of Performance Based Restricted Stock Award Agreement under the 2005 Plan attached hereto as Exhibit 10.1.

Amendment of the FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan

On August 18, 2010, the Company’s Board of Directors amended the FFE Transportation Services Inc. Amended 2005 Executive Bonus and Restricted Stock Plan (the “Executive Plan”) to remove restricted stock awards from the Executive Plan.  In connection therewith, the name of the Executive Plan was changed to the FFE Transportation Services, Inc. Amended 2005 Executive Cash Bonus Plan.  A copy of the amended Executive Plan is attached hereto as Exhibit 10.2.

In addition, the Company’s Board of Directors revised the applicable pre-tax income targets and various cash award payout levels previously granted to the following participants for the 2010 fiscal year:  S. Russell Stubbs, John T. Hickerson, and John R. McManama.

The following table sets for the applicable pre-tax income targets and various cash award payout levels for 2010, effective as of January 1, 2010:

Pre-tax Income	Participant’s Bonus Percentage
	Stubbs	Hickerson	McManama
$0	58.3%	50.0%	41.7%
$1,000,000	70.0%	60.0%	50.0%
$2,000,000	81.7%	70.0%	58.3%
$3,000,000	93.3%	80.0%	66.7%
$4,000,000	105.0%	90.0%	75.0%
$5,000,000	116.7%	100.0%	83.3%
$6,000,000 or greater	128.3%	110.0%	91.7%

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
	10.1	Form of Performance Based Restricted Stock Award Agreement for use with the Frozen Food Express Industries, Inc. Amended and Restated 2005 Stock Incentive Plan.
	10.2	FFE Transportation Services, Inc. Amended 2005 Executive Bonus Plan, dated as of January 1, 2005, as amended as of July 1, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: August 20, 2010	By:	/s/ John R. McManama
John R. McManama Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Form of Performance Based Restricted Stock Award Agreement for use with the Frozen Food Express Industries, Inc. Amended and Restated 2005 Stock Incentive Plan.
10.2	FFE Transportation Services, Inc. Amended 2005 Executive Bonus Plan, dated as of January 1, 2005, as amended as of July 1, 2010.